SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "**Agreement**"), dated as of October 13, 2020, is entered into by and between GREENPRO CAPITAL CORP., a Nevada corporation ("**Company**"), and GRANITE GLOBAL VALUE INVESTMENTS LTD., a British Virgin Islands company, its successors and/or assigns ("**Investor**"). **The placement agent for this investment is Crito Capital, LLC, a broker dealer registered with the United States Securities and Exchange Commission and the MSRB and is a member FINRA, SIPC.**

A. Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the Securities Act of 1933, as amended (the "**1933 Act**"), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the "**SEC**").

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement a Convertible Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $560,000.00 (the "**Note**"), convertible into shares of common stock, $0.0001 par value per share, of Company (the "**Common Stock**"), upon the terms and subject to the limitations and conditions set forth in such Note.

C. This Agreement, the Note, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the "**Transaction Documents**".

D. For purposes of this Agreement: "**Conversion Shares**" means all shares of Common Stock issuable upon conversion of all or any portion of the Note; and "**Securities**" means the Note and the Conversion Shares.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Purchase of Securities. Company shall issue and sell to Investor and Investor shall purchase from Company the Note. In consideration thereof, Investor shall pay the Purchase Price (as defined below) to Company.

1.2. Form of Payment. On the Closing Date (as defined below), Investor shall pay the Purchase Price to Company via wire transfer of immediately available funds against delivery of the Note.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date of the issuance and sale of the Note pursuant to this Agreement (the "**Closing Date**") shall be October 16, 2020, or another mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the "**Closing**") shall occur on the Closing Date by means of the exchange by email of signed .pdf documents, but shall be deemed for all purposes to have occurred at the offices of Granite Global Value Investments Ltd. in the British Virgin Islands. Once all Transaction Documents have been signed and the proper share reserve has been established for the Investor at Company's transfer agent, Vstock, the Investor shall then wire the Purchase Price to the Company.

1.4. Collateral for the Note. The Note shall be unsecured.

1.5. Original Issue Discount; Transaction Expense Amount. The Note carries an original issue discount of $50,000.00 (the "**OID**"). In addition, Company agrees to pay $10,000.00 to Investor to cover Investor's legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Securities (the "**Transaction Expense Amount**"), all of which amount is included in the initial principal balance of the Note. The "**Purchase Price**", therefore, shall be $500,000.00, computed as follows: $560,000.00 initial principal balance, less the OID, less the Transaction Expense Amount.

2. Investor's Representations and Warranties. Investor represents and warrants to Company that as of the Closing Date: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; and (iii) Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

3. Company's Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "**1934 Act**"), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) this Agreement, the Note, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (vi) the execution and delivery of the Transaction Documents by Company, the issuance of Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company's formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Stock, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company's properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Investor or the entering into of the Transaction Documents; (viii) none of Company's filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of

Company to perform its obligations under, any of the Transaction Documents; (xi) Company has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; (xii) Company is not, nor has it been at any time in the previous twelve (12) months, a "Shell Company," as such type of "issuer" is described in Rule 144(i)(1) under the 1933 Act; (xiii) with respect to any commissions, placement agent or finder's fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby ("**Broker Fees**"), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiv) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor's employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys' fees) and expenses suffered in respect of any such claimed Broker Fees; (xv) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xvi) Company acknowledges that the British Virgin Islands has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents

4. Company Covenants. Until all of Company's obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants: (i) so long as Investor beneficially owns any of the Securities and for at least twenty (20) Trading Days (as defined in the Note) thereafter, Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) when issued, the Conversion Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (iii) the Common Stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, or (d) OTCQB; (iv) trading in Company's Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company's principal trading market; (v) Company will not issue or incur any debt in an amount less than $600,000.00, without Investor's prior written consent, which consent may be granted or withheld in Investor's sole and absolute discretion; and (vi) Company will not enter into any financing transaction with John Kirkland or any entity owned by or affiliated with John Kirkland.

5. Conditions to Company's Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

5.1. Investor shall have executed this Agreement and delivered the same to Company.

5.2. Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

6. Conditions to Investor's Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor's sole benefit and may be waived by Investor at any time in its sole discretion:

6.1. Company shall have executed this Agreement and the Note and delivered the same to Investor.

6.2. Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent (the "**TA Letter**") substantially in the form attached hereto as Exhibit B acknowledged and agreed to in writing by Company's transfer agent (the "**Transfer Agent**").

6.3. Company shall have delivered to Investor a fully executed Secretary's Certificate substantially in the form attached hereto as Exhibit C evidencing Company's approval of the Transaction Documents.

6.4. Company shall have delivered to Investor a fully executed Share Issuance Resolution substantially in the form attached hereto as Exhibit D to be delivered to the Transfer Agent.

6.5. Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein.

7. Reservation of Shares. On the date hereof, Company will reserve 2,880,000 shares of Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the Note (the "**Share Reserve**"). Company further agrees to add additional shares of Common Stock to the Share Reserve in increments of 100,000 shares as and when requested by Investor if as of the date of any such request the number of shares being held in the Share Reserve is less than three (3) times the number of shares of Common Stock obtained by dividing the Outstanding Balance (as defined in the Note) as of the date of the request by the Redemption Conversion Price (as defined in the Note). Company shall further require the Transfer Agent to hold the shares of Common Stock reserved pursuant to the Share Reserve exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor's delivery of a Redemption Notice under the Note. Finally, Company shall require the Transfer Agent to issue shares of Common Stock pursuant to the Note to Investor out of its authorized and unissued shares, and not the Share Reserve, to the extent shares of Common Stock have been authorized, but not issued, and are not included in the Share Reserve. The Transfer Agent shall only issue shares out of the Share Reserve to the extent there are no other authorized shares available for issuance and then only with Investor's written consent.

8. Terms of Future Financings. So long as the Note is outstanding, upon any issuance by Company of any security with any term or condition more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Investor in the Transaction Documents, then Company shall notify Investor of such additional or more favorable term and such term, at Investor's option, shall become a part of the Transaction Documents for the benefit of Investor. Additionally, if Company fails to notify Investor of any such additional or more favorable term, but Investor becomes aware that Company has granted such a term to any third party, Investor may notify Company of such additional or more favorable term and such term shall become a part of the Transaction Documents retroactive to the date on which such term was granted to the applicable third party. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, stock sale price, conversion price per share, warrant coverage, warrant exercise price, and anti-dilution/conversion and exercise price resets.

9. OFAC; Patriot Act.

9.1. OFAC Certification. Company certifies that (i) it is not acting on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department, through its Office of Foreign Assets Control ("**OFAC**") or otherwise, as a terrorist, "Specially Designated Nation", "Blocked Person", or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by OFAC or another department of the United States government, and (ii) Company is not engaged in this transaction on behalf of, or instigating or facilitating this transaction on behalf of, any such person, group, entity or nation.

9.2. Foreign Corrupt Practices. Neither Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of Company or any subsidiary has, in the course of his actions for, or on behalf of, Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

9.3. Patriot Act. Company shall not (i) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the OFAC) that prohibits or limits Investor from making any advance or extension of credit to Company or from otherwise conducting business with Company, or (ii) fail to provide documentary and other evidence of Company's identity as may be requested by Investor at any time to enable Investor to verify Company's identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318. Company shall comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Upon Investor's request from time to time, Company shall certify in writing to Investor that Company's representations, warranties and obligations under this Section 9.3 remain true and correct and have not been breached. Company shall immediately notify Investor in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Company has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Company shall comply with all requirements of law and directives of governmental authorities and, at Investor's request, provide to Investor copies of all notices, reports and other communications exchanged with, or received from, governmental authorities relating to such an event. Company shall also reimburse Investor any expense incurred by Investor in evaluating the effect of such an event on the loan secured hereby, in obtaining any necessary license from governmental authorities as may be necessary for Investor to enforce its rights under the Transaction Documents, and in complying with all requirements of law applicable to Investor as the result of the existence of such an event and for any penalties or fines imposed upon Investor as a result thereof.

10. Miscellaneous. The provisions set forth in this Section 10 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 10 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

10.1. Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit E) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in Exhibit E attached hereto (the "**Arbitration Provisions**"). For the avoidance of doubt, the parties agree that the injunction described in Section 10.3 below may be pursued in an arbitration that is separate and apart from any other arbitration regarding all other Claims

arising under the Transaction Documents. The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

10.2. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the British Virgin Islands, without giving effect to any choice of law or conflict of law provision or rule (whether of the British Virgin Islands or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the British Virgin Islands. Each party consents to and expressly agrees that the arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be conducted via teleconference. Without modifying the parties' obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents (and notwithstanding the terms (specifically including any governing law and venue terms) of any transfer agent services agreement or other agreement between the Transfer Agent and Company, such litigation specifically includes, without limitation any action between or involving Company and the Transfer Agent under the TA Letter or otherwise related to Investor in any way (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing shares of Common Stock to Investor for any reason)), each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any court sitting in British Virgin Islands, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing shares of Common Stock to Investor for any reason) outside of any court sitting in British Virgin Islands, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Finally, Company covenants and agrees to name Investor as a party in interest in, and provide written notice to Investor in accordance with Section 10.9 below prior to bringing or filing, any action (including without limitation any filing or action against any person or entity that is not a party to this Agreement, including without limitation the Transfer Agent) that is related in any way to the Transaction Documents or any transaction contemplated herein or therein, including without limitation any action brought by Company to enjoin or prevent the issuance of any shares of Common Stock to Investor by the Transfer Agent, and further agrees to timely name Investor as a party to any such action. Company acknowledges that the governing law and venue provisions set forth in this Section 10.2 are material terms to induce Investor to enter into the Transaction Documents and that but for Company's agreements set forth in this Section 10.2 Investor would not have entered into the Transaction Documents.

10.3. Specific Performance. Company acknowledges and agrees that Investor may suffer irreparable harm in the event that Company fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Investor shall be entitled to one or more injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which the Investor may be entitled under the Transaction Documents, at law or in equity. Company specifically agrees that following an Event of Default

(as defined in the Note) under the Note, Investor shall have the right to seek and receive injunctive relief from a court or an arbitrator prohibiting Company from issuing any of its common or preferred stock to any party unless the Note is being paid in full simultaneously with such issuance. Company specifically acknowledges that Investor's right to obtain specific performance constitutes bargained for leverage and that the loss of such leverage would result in irreparable harm to Investor. For the avoidance of doubt, in the event Investor seeks to obtain an injunction from a court or an arbitrator against Company or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Investor under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents, nor shall Investor's pursuit of an injunction prevent Investor, under the doctrines of claim preclusion, issues preclusion, res judicata or other similar legal doctrines, from pursuing other Claims in the future in a separate arbitration.

10.4. Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party's executed counterpart of a Transaction Document (or such party's signature page thereof) will be deemed to be an executed original thereof.

10.5. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

10.6. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

10.7. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, "**Prior Agreements**"), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

10.8. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

10.9. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: by email to an executive officer named below or such officer's successor. If to Company:

ckleehk@gmail.com

If to Investor:

Investments@graniteridgecapital.com

10.10. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Company's consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of Investor, and any such attempted assignment or delegation shall be null and void.

10.11. Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

10.12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.13. Investor's Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient.

10.14. Attorneys' Fees and Cost of Collection. In the event any suit, action or arbitration is filed by either party against the other to interpret or enforce any of the Transaction Documents, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including attorneys' fees incurred therein, including the same with respect to an appeal. The "prevailing party" shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the arbitrator shall determine the "prevailing party" by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator's or a court's power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Borrower or other proceedings affecting Borrower's creditors' rights and involving a claim under the Note; then Borrower shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys' fees, expenses, deposition costs, and disbursements.

10.15. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

10.16. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY'S RIGHT TO DEMAND TRIAL BY JURY.

10.17. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

10.18. Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company's choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

10.19. Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Borrower's loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

[*Remainder of page intentionally left blank; signature page follows*]

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

SUBSCRIPTION AMOUNT:

Principal Amount of Note:	\$560,000.00
Purchase Price:	\$500,000.00

INVESTOR:

Granite Global Value Investments Ltd.

By: ______________________________
Tony Toffolon, Manager

COMPANY:

GREENPRO CAPITAL CORP.

By: ______________________________
Printed Name: LEE CHONG KUANG
Title: CEO

ATTACHED EXHIBITS:

Exhibit A	Note
Exhibit B	Irrevocable Transfer Agent Instructions
Exhibit C	Secretary's Certificate
Exhibit D	Share Issuance Resolution
Exhibit E	Arbitration Provisions

EXHIBIT E

ARBITRATION PROVISIONS

1. Dispute Resolution. For purposes of this Exhibit E, the term "**Claims**" means any disputes, claims, demands, causes of action, requests for injunctive relief, requests for specific performance, liabilities, damages, losses, or controversies whatsoever arising from, related to, or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement (or these Arbitration Provisions (defined below)) or any of the other Transaction Documents. For the avoidance of doubt, Investor's pursuit of an injunction or other Claim pursuant to these Arbitration Provisions or with a court will not later prevent Investor under the doctrines of claim preclusion, issue preclusion, res judicata or other similar legal doctrines from pursuing other Claims in a separate arbitration in the future. The parties to this Agreement (the "**parties**") hereby agree that the Claims may be arbitrated in one or more Arbitrations pursuant to these Arbitration Provisions (one for an injunction or injunctions and a separate one for all other Claims). The term "Claims" specifically excludes a dispute over Calculations. The parties to the Agreement hereby agree that the arbitration provisions set forth in this Exhibit E ("**Arbitration Provisions**") are binding on each of them. As a result, any attempt to rescind the Agreement (or these Arbitration Provisions) or declare the Agreement (or these Arbitration Provisions) or any other Transaction Document invalid or unenforceable for any reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement. Any capitalized term not defined in these Arbitration Provisions shall have the meaning set forth in the Agreement.

2. Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration ("**Arbitration**") to be conducted via teleconference call with the BVI International Arbitration Centre, and pursuant to the terms set forth in these Arbitration Provisions. The parties agree that the award of the arbitrator rendered pursuant to Paragraph 4 below (the "**Arbitration Award**") shall be (a) final and binding upon the parties, (b) the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator, and (c) promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Subject to the Appeal Right, any costs or fees, including without limitation attorneys' fees, incurred in connection with or incident to enforcing the Arbitration Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Arbitration Award shall include default interest (as defined or otherwise provided for in the Note, "**Default Interest**") (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Arbitration Award will be entered and enforced by any court in the British Virgin Islands or the United States.

3. The Arbitration. The parties hereby incorporate herein the provisions and procedures set forth in the Virgin Islands Arbitration Act of 2013 (as amended or superseded from time to time, the "**Arbitration Rules**"). Notwithstanding the foregoing, pursuant to, and to the maximum extent permitted by, the Arbitration Rules, in the event of conflict or variation between the terms of these Arbitration Provisions and the provisions of the Arbitration Rules the terms of these Arbitration Provisions shall control and the parties hereby waive or otherwise agree to vary the effect of all requirements of the Arbitration Rules that may conflict with or vary from these Arbitration Provisions.

4. Arbitration Proceedings. Arbitration between the parties will be subject to the following:

4.1 *Initiation of Arbitration.* The parties agree that a party may initiate Arbitration by giving written notice to the other party ("**Arbitration Notice**") via email.

4.2 *Selection and Payment of Arbitrator.*

(a) Within ten (10) calendar days after the Service Date, Investor shall select and submit to Company the names of two (2) arbitrators that are designated as "neutrals" or qualified arbitrators by The BVI International Arbitration Centre (http://bviiac.org/About-Us) (such two (2) designated persons hereunder are referred to herein as the "**Proposed Arbitrators**").

(b) If a Proposed Arbitrator chosen to serve as arbitrator declines or is otherwise unable to serve as arbitrator, then the Investor may select one (1) of the other two (2) Proposed Arbitrators within three (3) calendar days of the date the chosen Proposed Arbitrator declines or notifies the parties he or she is unable to serve as arbitrator. If all two (2) Proposed Arbitrators decline or are otherwise unable to serve as arbitrator, then the arbitrator selection process shall begin again.

4.4 *Answer and Default*. An answer and any counterclaims to the Arbitration Notice shall be required to be delivered to the party initiating the Arbitration within twenty (20) calendar days after the Arbitration Commencement Date. If an answer is not delivered by the required deadline, the arbitrator must provide written notice to the defaulting party stating that the arbitrator will enter a default award against such party if such party does not file an answer within five (5) calendar days of receipt of such notice. If an answer is not filed within the five (5) day extension period, the arbitrator must render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

4.5 *Related Litigation*. The Investor shall have the option to also commence concurrent legal proceedings with any court of their choosing ("Litigation Proceedings"), subject to the following: (a) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (b) so long as the Company files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an Arbitration Award (or Appeal Panel Award (defined below), as applicable) hereunder, (c) if the Company fails to file an answer in the Litigation Proceedings or an answer in the Arbitration proceedings, then the Investor shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (d) any legal or procedural issue arising under the Arbitration Rules that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator (or of the Appeal Panel (defined below)) may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

4.6 *Discovery*. the parties agree that discovery shall be conducted as follows:

(a) Written discovery will only be allowed if the likely benefits of the proposed written discovery outweigh the burden or expense thereof, and the written discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking written discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i) To facts directly connected with the transactions contemplated by the Agreement.

(ii) To facts and information that cannot be obtained from another source or in another manner that is more convenient, less burdensome or less expensive than in the manner requested.

(b) No party shall be allowed (i) more than fifteen (15) interrogatories (including discrete subparts), (ii) more than fifteen (15) requests for admission (including discrete subparts), (iii) more than ten (10) document requests (including discrete subparts), or (iv) more than three (3) depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition. The costs associated with depositions will be borne by the party taking the deposition. The party defending the deposition will submit a notice to the party taking the deposition of the estimated attorneys' fees that such party expects to incur in connection with defending the deposition. If the party defending the deposition fails to submit an estimate of attorneys' fees within five (5) calendar days of its receipt of a deposition notice, then such party shall be deemed to have waived its right to the estimated attorneys' fees. The party taking the deposition must pay the party defending the deposition the estimated attorneys' fees prior to taking the deposition, unless such obligation is deemed to be waived as set forth in the immediately preceding sentence. If the party taking the deposition believes that the estimated attorneys' fees are unreasonable, such party may submit the issue to the arbitrator for a decision. All depositions will be taken via telephone.

(c) All discovery requests (including document production requests included in deposition notices) must be submitted in writing to the arbitrator and the other party. The party submitting the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions. The receiving party will then be allowed,

within five (5) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys' fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys' fees and costs and/or challenge(s) to one or more discovery requests, consistent with subparagraph (c) above, the arbitrator will within three (3) calendar days make a finding as to the likely attorneys' fees and costs associated with responding to the discovery requests and issue an order that (i) requires the requesting party to prepay the attorneys' fees and costs associated with responding to the discovery requests, and (ii) requires the responding party to respond to the discovery requests as limited by the arbitrator within twenty-five (25) calendar days of the arbitrator's finding with respect to such discovery requests. If a party entitled to submit an estimate of attorneys' fees and costs and/or a challenge to discovery requests fails to do so within such 5-day period, the arbitrator will make a finding that (A) there are no attorneys' fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within twenty-five (25) calendar days of the arbitrator's finding with respect to such discovery requests. Any party submitting any written discovery requests, including without limitation interrogatories, requests for production subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys' fees and costs, before the responding party has any obligation to produce or respond to the same, unless such obligation is deemed waived as set forth above.

(d) In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Arbitration Rules. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Arbitration Rules, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

4.7 *Confidentiality*. All information disclosed by either party (or such party's agents) during the Arbitration process (including without limitation information disclosed during the discovery process or any appeal shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party (or its agents) during the Arbitration process (including without limitation during the discovery process or any Appeal) unless (a) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party or its agents, (b) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure, or (c) such information is disclosed to the receiving party's agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. The arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

4.8 *Authorization; Timing; Scheduling Order*. Subject to all other portions of these Arbitration Provisions, the parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties' intent for the Arbitration proceedings to be efficient and expeditious. Pursuant to the Arbitration Rules, the parties hereby agree that an Arbitration Award must be made within one hundred twenty (120) calendar days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 120-day period.

4.9 *Relief*. The arbitrator shall have the right to award or include in the Arbitration Award (or in a preliminary ruling) any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

4.10 *Fees and Costs*. As part of the Arbitration Award, the arbitrator is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration, and (b) reimburse the prevailing party for all reasonable attorneys' fees, arbitrator costs and fees, deposition costs, other discovery

costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration.

5. Miscellaneous.

6.1 *Severability.* If any part of these Arbitration Provisions is found to violate or be illegal under applicable law, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law, and the remainder of the Arbitration Provisions shall remain unaffected and in full force and effect.

6.2 *Governing Law.* These Arbitration Provisions shall be governed solely and exclusively by the laws of the British Virgin Islands without regard to the conflict of laws principles therein.

6.3 *Interpretation.* The headings of these Arbitration Provisions are for convenience of reference only and shall not form part of, or affect the interpretation of, these Arbitration Provisions.

6.4 *Waiver.* No waiver of any provision of these Arbitration Provisions shall be effective unless it is in the form of a writing signed by the party granting the waiver.

6.5 *Time is of the Essence.* Time is expressly made of the essence with respect to each and every provision of these Arbitration Provisions.

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